Exhibit 8.1

To the Board of Directors of Spotify Technology S.A. 42-44, avenue de la Gare, L-1610 Luxembourg Grand Duchy of Luxembourg

Luxembourg, [***] 2018

Our ref. : 49797/ 23314755v1 thierry.lesage@arendt.com
Tel. : (352) 40 78 78-328
Fax : (352) 40 78 04-949

SPOTIFY TECHNOLOGY S.A. – F-1 Registration Statement

Ladies and Gentlemen,

We are acting as Luxembourg counsel for Spotify Technology S.A., a Luxembourg société anonyme, having its registered office at 42-44, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, registered with the Registre de Commerce et des Sociétés de Luxembourg under number B 123.052, (the “Company”) in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the resale by the Registered Shareholders (as this term is defined in the Registration Statement) of up to [***] ordinary shares of the Company, each with a nominal value of zero point zero zero zero six hundred twenty-five euro (€ 0.000625) per share.

We hereby confirm that the discussion set forth under the caption “Certain Taxation Considerations – Luxembourg Tax Considerations”, in the prospectus of the Company with respect to the ordinary shares of the Company, which is part of the Company’s Registration Statement filed on this date, is our opinion.

For the purpose of this confirmation, we have assumed that the Company is exclusively tax resident in Luxembourg at the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” as regards the Grand Duchy of Luxembourg in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended.

We express no opinion as to any laws other than the laws of the Grand Duchy of Luxembourg and this opinion is to be construed under Luxembourg law and is subject to the exclusive jurisdiction of the courts of Luxembourg.

This opinion is issued by and signed on behalf of Arendt & Medernach SA, admitted to practice in the Grand-Duchy of Luxembourg and registered on the list V of lawyers of the Luxembourg Bar.

Very truly yours,

By and on behalf of Arendt & Medernach SA

Thierry Lesage

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